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                                                                       Exhibit 8

                           Subsidiaries of the Company

Following is a list of subsidiaries of the Company, ownership percentages, and the jurisdictions of incorporation or organization of each as of May 10, 2004. Each subsidiary does business in its own name only.

                                                  Jurisdiction of Incorporation
        Subsidiary                                    or Organization
        ----------                                    ---------------
MMM Exploraciones S.A. de C.V. (100%)                    Mexico
Metallica (Barbados) Inc. (100%)                         Barbados
De Re Holdings Inc. (100%)                               British Virgin Islands
Metallica Brasil Ltda. (100%)                            Brazil
Desarrollos Metallica C.A. (100%)                        Venezuela
  (Inactive)
Datawave Sciences Inc.                                   British Virgin Islands
Minera Metallica Ltda. (100%)                            Chile
Metallica Management Inc. (100%)                         Colorado, U.S.A.
Raleigh Mining International Ltd. (100%)                 Canada
Minera San Xavier, S.A. de C.V. (100%)                   Mexico
Servicios del Plata y Oro, S.A. de C.V. (100%)           Mexico